Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612-977-5172

Heide.Erickson@capella.edu

Media Contact:

Michael Walsh

Capella Education Company

612-977-5661

Michael.Walsh@capella.edu

Capella Education Company Reports First Quarter 2010 Results

Revenue Up 32.4 Percent; Enrollment Up 32.1 Percent;

Operating Income Up 90.5 Percent

MINNEAPOLIS, April 27, 2010 - Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, today announced financial results for the three months ended March 31, 2010.

“We are very pleased with our first-quarter performance,” said Kevin Gilligan, chairman and chief executive officer of Capella Education Company. “Our results demonstrate our ongoing commitment to academic quality and learner success, which we believe drives sustainable, long-term growth and profitability. We remain focused on our strategy and continue to execute exceptionally well across the organization. Our strong execution is reflected in the growth of our graduate programs, significant contribution from new products, and operational improvements across the organization.”

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Capella Education Company Reports First Quarter 2010 Results, page 2

For the quarter ended March 31, 2010:

•	Revenues increased by 32.4 percent to $101.2 million, compared to $76.4 million for the first quarter in 2009.

•	Total active enrollment increased by 32.1 percent from the previous year to 37,178 learners. Graduate program enrollment increased by 28.9 percent year-over-year to nearly 30,000 learners.

•	Operating income for the quarter was $23.2 million, or 22.9 percent of revenue, compared to $12.2 million, or 15.9 percent of revenue for the same period in 2009.

•	Net income for the first quarter was $15.2 million, or $0.89 per weighted average number of diluted shares outstanding compared to $8.3 million, or $0.49 per share for the same period in 2009.

Balance Sheet and Cash Flow

As of March 31, 2010, the Company had cash, cash equivalents, and marketable securities of $190.8 million, compared to $172.1 million at year-end 2009. The Company had no debt in 2010 or 2009.

Cash flow from operations for the period ended March 31, 2010, was $28.8 million compared to $23.6 million in the same period a year ago, an increase of 21.8 percent.

Outlook for Second Quarter and Full Year 2010

“During the first quarter of this year, we stayed focused on our learners, educational quality and operations excellence while continuing to invest in sustainable long-term financial performance,” said Lois Martin, senior vice president and chief financial officer. “The momentum we have demonstrated over the last several quarters is expected to continue into the second quarter of 2010. As a result, we are raising our expectations for full year 2010.”

For the second quarter ending June 30, 2010, enrollment and revenue is expected to grow by 28.0 to 30.0 percent compared to second quarter 2009. The operating margin is anticipated to be approximately 18.5 to 20.0 percent of total revenue for the second quarter of 2010.

For fiscal year 2010, average quarterly enrollment and revenue is expected to increase by 26.5 to 28.5 percent year-over-year. Operating income for 2010 is expected to grow by 40 to 50 percent year-over-year, which would translate to operating margins of 21.5 to 22.5 percent.

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Capella Education Company Reports First Quarter 2010 Results, page 3

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; regional accreditation standards and state and regional regulatory requirements; changes in the administration, funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including action by Federal Student Aid on the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies, including as a result of current U.S. Department of Education rulemaking; maintaining and expanding existing commercial relationships with employers and developing new such relationships; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively; our ability to realize expected efficiency improvements from our ERP system and our use of business technology to accurately store, process and report relevant data; unforeseen changes in student enrollment or our expenses; and risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

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Capella Education Company Reports First Quarter 2010 Results, page 4

Conference Call

Capella will discuss its first quarter 2010 results and second quarter 2010 outlook during a conference call scheduled today, April 27, 2010, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial (866) 385-4179 (domestic) or (706) 679-1492 (international) at 8:50 a.m. (ET), conference ID 67399558. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on April 27, 2010 through May. 4, 2010, at (800) 642-1687 (domestic) or (706) 645-9291 (international), conference ID 67399558. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a national leader in online education and parent company of Capella University, a regionally accredited* online university. Capella University offers graduate degree programs in business, information technology, education, human services, psychology, public health, and public safety, and bachelor’s degree programs in business, information technology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 39 graduate and undergraduate degree programs with 129 specializations and more than 1,250 courses. More than 37,000 learners were enrolled as of March 31, 2010. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), www.ncahlc.org.

Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1-888-CAPELLA (227-3552), www.capella.edu.

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CAPELLA EDUCATION COMPANY

Consolidated Balance Sheets

	As of March 31, 2010	As of December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$103,269	$102,405
Marketable securities	87,536	69,670
Accounts receivable, net of allowance of $2,400 at March 31, 2010 and $2,362 at December 31, 2009	12,128	12,691
Prepaid expenses and other current assets	6,831	6,564
Deferred income taxes	2,176	2,186

Total current assets	211,940	193,516
Property and equipment, net	39,640	37,984

Total assets	$251,580	$231,500

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,667	$5,027
Accrued liabilities	29,433	24,328
Income taxes payable	1,622	61
Deferred revenue	7,757	7,876

Total current liabilities	46,479	37,292
Deferred rent	3,077	2,952
Other liabilities	434	434
Deferred income taxes	6,691	6,556

Total liabilities	56,681	47,234

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares — 100,000
Issued and outstanding shares — 16,769 at March 31, 2010 and 16,763 at December 31, 2009	168	168
Additional paid-in capital	147,106	151,445
Accumulated other comprehensive income	1,143	1,333
Retained earnings	46,482	31,320

Total shareholders’ equity	194,899	184,266

Total liabilities and shareholders’ equity	$251,580	$231,500

CAPELLA EDUCATION COMPANY

Consolidated Statements of Income

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Revenues	$101,233	$76,435
Costs and expenses:
Instructional costs and services	37,875	31,082
Marketing and promotional	29,969	24,832
General and administrative	10,174	8,333

Total costs and expenses	78,018	64,247

Operating income	23,215	12,188
Other income, net	498	686

Income before income taxes	23,713	12,874
Income tax expense	8,551	4,538

Net income	$15,162	$8,336

Net income per common share:
Basic	$0.90	$0.50

Diluted	$0.89	$0.49

Weighted average number of common shares outstanding:
Basic	16,781	16,694

Diluted	17,046	17,046

CAPELLA EDUCATION COMPANY

Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Operating activities
Net income	$15,162	$8,336
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	1,492	1,499
Depreciation and amortization	3,998	3,311
Amortization of investment premium	426	467
Asset impairment	1	9
Stock-based compensation	436	414
Excess tax benefits from stock-based compensation	(2,046)	(789)
Deferred income taxes	257	75
Changes in operating assets and liabilities:
Accounts receivable	(929)	(1,173)
Prepaid expenses and other current assets	(268)	(492)
Accounts payable and accrued liabilities	6,593	5,852
Income taxes payable	3,622	4,215
Deferred rent	125	1,401
Deferred revenue	(119)	487

Net cash provided by operating activities	28,750	23,612
Investing activities
Capital expenditures	(4,622)	(3,063)
Purchases of marketable securities	(18,593)	—

Net cash used in investing activities	(23,215)	(3,063)
Financing activities
Excess tax benefits from stock-based compensation	2,046	789
Net proceeds from exercise of stock options	2,695	1,651
Repurchase of common stock	(9,412)	(1,541)

Net cash provided by (used in) financing activities	(4,671)	899

Net increase in cash and cash equivalents	864	21,448
Cash and cash equivalents at beginning of period	102,405	31,225

Cash and cash equivalents at end of period	$103,269	$52,673

Supplemental disclosures of cash flow information
Income taxes paid	$4,671	$267

Noncash transactions:
Purchase of shares included in accrued liabilities	$—	$42

Purchase of equipment included in accounts payable and accrued liabilities	$2,168	$1,881

CAPELLA EDUCATION COMPANY

Other Information

Enrollment by Degree(a):	March 31,
	2010	2009	% Change
PhD/Doctoral	11,753	9,996	17.6%
Master’s	17,916	13,015	37.7%
Bachelor’s	7,304	5,003	46.0%
Other	205	138	48.6%

Total	37,178	28,152	32.1%

(a)	Enrollment as of March 31, 2010 and 2009 is the enrollment as of the last day of classes for the quarter ended March 31, 2010 and 2009, respectively.